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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 27, 2002
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                       NATIONWIDE HEALTH PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


      Maryland                    1-9028                 95-3997619
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  (State or Other               (Commission            (IRS Employer
  Jurisdiction of               File Number)           Identification
   Incorporation)                                           No.)


   610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (949) 718-4400
                                                           --------------

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)




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ITEM 5.  OTHER EVENTS

         On June 27, 2002, Nationwide Health Properties, Inc., entered into a transaction to issue and sell $100,000,000 aggregate principal amount of 8.25% fixed rate Medium-Term Notes, Series D, in an underwritten public offering. The issuance and sale of the notes was completed on July 3, 2002. The notes will mature on July 1, 2012 and will accrue interest from July 3, 2002. We expect the issuance of the notes to result in net proceeds of approximately $98,700,000, after deducting estimated underwriters' discounts and commissions and other offering expenses payable by us. The net proceeds from the sale of the notes will be used for general corporate purposes, including the repayment of amounts outstanding under our revolving line of credit.

         Our filing on Form 10-K for the year ended December 31, 2001, includes a description of risks relating to investment in our company. For convenience and completeness, these risks are updated below.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision in our company. The risks and uncertainties described below are not the only ones facing us and there may be additional risks that we do not presently know of or that we currently consider immaterial. All of these risks could adversely affect our business, financial condition, results of operations and cash flows.

Operator Obligations

         Our income would be adversely affected if a significant number of our operators were unable to meet their obligations to us or if we were unable to lease our facilities or make mortgage loans on economically favorable terms. There can be no assurance that a lessee will exercise its option to renew its lease upon the expiration of the initial term or that if such failure to renew were to occur, we could lease the facility to another operator on favorable terms.

Operator Governmental Regulations

         Our operators are subject to regulation by federal, state and local governments. These laws and regulations are subject to frequent and substantial changes resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. These changes may have a dramatic effect on our operators' costs associated with doing business and the amount of reimbursement by both government and other third-party payors. These changes may be applied retroactively. The ultimate timing or effect of these changes cannot be predicted. The failure of any of our operators to comply with such laws, requirements and regulations could adversely affect such operator's ability to meet its obligations to us.

Operator Reimbursement Rates

         The ability of our operators to generate revenue and profit affects the underlying value of our facilities. Revenues of our operators are generally derived from payments for patient care from the federal Medicare program, state Medicaid programs, private insurance carriers, health


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care service plans, health maintenance organizations, preferred provider arrangements, self-insured employers as well as the patients themselves.

         A significant portion of our operators' revenue is derived from governmentally-funded reimbursement programs, such as Medicare and Medicaid. Federal and state governments have adopted and continue to consider various health care reform proposals to control health care costs. In recent years, there have been fundamental changes in the Medicare program that have resulted in reduced levels of payment for a substantial portion of health care services. In many instances, revenues from Medicaid programs are already insufficient to cover the actual costs incurred in providing care to those patients. In addition, reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors.

         Governmental and public concern regarding health care costs may result in significant reductions in payment to health care facilities, and there can be no assurance that future reimbursement rates for either governmental or private payors will be sufficient to cover cost increases in providing services to patients. Any changes in reimbursement policies that reduce reimbursement to levels that are insufficient to cover the cost of providing patient care could adversely affect revenues of our operators and thereby adversely affect their ability to meet their obligations to us.

Operator Financial Difficulties

         Our facilities are operated by 60 different operators including the following publicly traded companies: Alterra Healthcare Corporation, American Retirement Corporation, ARV Assisted Living, Inc., Beverly Enterprises, Inc., Harborside Healthcare Corporation, HEALTHSOUTH Corporation, Integrated Health Services, Inc., Mariner Health Care, Inc., and Sun Healthcare Group, Inc. At March 31, 2002, only Alterra, Beverly and ARV, which accounted for 13%, 10% and 10%, respectively, of our revenues for the three months ended March 31, 2002, account for 10% of more of our revenues.

         Four operators of skilled nursing facilities and one operator of assisted living facilities we own have filed for protection under the United States bankruptcy laws since 1999. These operators included Sun, Mariner, Integrated, SV/Home Office Inc. and certain affiliates, or SV, and Assisted Living Concepts, Inc., or ALC. During 2002, Sun, Mariner and ALC emerged from bankruptcy. In March 2002, the bankruptcy court approved our final settlement with Sun that included their assumption of five leases and rejection of one other. In April 2002, the bankruptcy court approved Mariner's Second Amended Joint Plan of Reorganization that will result in our obtaining ownership of the facility securing our only mortgage loan with Mariner. Also in April 2002, the bankruptcy court approved our final settlement with Integrated that resulted in the assumption by Integrated of the amended leases on five buildings and the rejection of two others. Over the course of these proceedings, (A) Sun (which emerged from bankruptcy earlier this year) has returned 20 facilities and agreed to a master lease of the remaining five facilities involved in the bankruptcy;
(B) Mariner (which emerged from bankruptcy earlier this year) has returned 15 facilities, agreed to give us a deed in lieu of foreclosure for a facility that secured a mortgage loan receivable and assumed leases on six facilities; (C) Integrated has returned two facilities and agreed to a master lease on the other five facilities; (D) SV has agreed to assume the lease on one


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building, return one facility and extend its mortgage on two other buildings for five years; and (E) ALC (which emerged from bankruptcy earlier this year) assumed the leases on two buildings and transferred title to us and signed leases on two buildings that had previously secured mortgages loans receivable from ALC. We have leased 32 of these facilities to new operators and sold two facilities.

         Our financial position and our ability to make distributions may be adversely affected by financial difficulties experienced by any of our major operators, including bankruptcy, insolvency or general downturn in business of any such operator, or in the event any such operator does not renew or extend its relationship with us as its term expires.

Operators Seeking Bankruptcy Protection

         We are exposed to the risk that our operators may not be able to meet their obligations, which may result in their bankruptcy or insolvency. Although our leases and loans provide us the right to terminate an investment, evict an operator, demand immediate repayment and other remedies, the bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization. An operator in bankruptcy may be able to restrict our ability to collect unpaid rent and interest during the bankruptcy proceeding.

         If one of our lessees seeks bankruptcy protection, the lessee can either assume or reject the lease. Generally, the operator is required to make rent payments to us during their bankruptcy until they reject the lease. If the lessee assumes the lease, the court cannot change the rental amount or any other lease provision that could financially impact us. However, if the lessee rejects the lease, the facility would be returned to us. If the facility is returned to us, our financial condition could be adversely affected by delays in leasing the facility to a new operator.

         In the event of a default by our operators under mortgage loans, we may have to foreclose on the mortgage or protect our interest by acquiring title to a property and thereafter making substantial improvements or repairs in order to maximize the facility's investment potential. Operators may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against such enforcement and/or bring claims for lender liability in response to actions to enforce mortgage obligations. If an operator seeks bankruptcy protection, the automatic stay of the federal bankruptcy law would preclude us from enforcing foreclosure or other remedies against the operator unless relief is obtained from the court. High "loan to value" ratios or declines in the value of the facility may prevent us from realizing an amount equal to our mortgage loan upon foreclosure.

         The receipt of liquidation proceeds or the replacement of an operator that has defaulted on its lease or loan could be delayed by the approval process of any federal, state or local agency necessary for the replacement of the operator licensed to manage the facility. In some instances, we may take possession of a property that may expose us to successor liabilities. If any of these events occur, our revenue and operating cash flow could be adversely affected.

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Fraud and Abuse Regulations

     There are various federal and state laws prohibiting fraud by health care providers, including criminal provisions that prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments.

     There are also laws that govern referrals and financial relationships. A wide array of relationships and arrangements, including ownership interests in a company by persons who refer or who are in a position to refer patients, as well as personal services agreements, have under certain circumstances, been alleged or been found to violate these provisions. State and federal governments are devoting increasing attention and resources to anti-fraud initiatives against health care providers.

Licensing, Certification and Accreditation

     Our operators and facilities are subject to regulatory and licensing requirements of federal, state and local authorities. In granting and renewing licenses, regulatory agencies consider, among other things, the physical buildings and equipment, the qualifications of the administrative personnel and nursing staff, the quality of care and the continuing compliance with the laws and regulations relating to the operation of the facilities. In the ordinary course of business, the operators receive notices of deficiencies for failure to comply with various regulatory requirements and take appropriate corrective and preventive actions.

     Failure to obtain licensure or loss of licensure would prevent a facility from operating. Failure to maintain certification in the Medicare and Medicaid programs would result in a loss of funding from those programs. Although accreditation is generally voluntary, loss of accreditation could result in a facility failing to meet eligibility requirements to participate in various reimbursement programs. These events could adversely affect the facility operator's ability to meet its obligations to us.

Competition

     The health care industry is highly competitive and we expect that it may become more competitive in the future. Our operators are competing with numerous other companies providing similar health care services or alternatives such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. In addition, overbuilding in the assisted living market during the past several years caused a slow-down in the fill-rate of newly constructed buildings and a reduction in the monthly rate many newly built and previously existing facilities were able to obtain for their services. This resulted in lower revenues for the operators of certain of our facilities. It may also have contributed to the financial difficulties of some of our operators. While we believe that overbuilt markets should reach stabilization in the next couple of years due to minimal new development, we cannot be certain the operators of all of our facilities will be able to achieve occupancy and rate levels that will enable them to meet all of their obligations to us. There can also be no assurance that our operators will not encounter increased competition in the future that could limit their ability to attract residents or expand their businesses and therefore affect their ability to meet their obligations to us.


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Debt Obligations

         We are subject to risks normally associated with debt financing, including the risks that our cash flow will be insufficient to make distributions to our stockholders, that we will be unable to refinance existing indebtedness and that the terms of refinancing will not be as favorable as the terms of existing indebtedness.

         If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions, our cash flow may not be sufficient in all years to pay distributions to our stockholders and to repay all maturing debt. Furthermore, if prevailing interest rates, changes in our debt ratings or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to that refinanced indebtedness would increase. This increased interest expense would adversely affect our financial condition and results of operations.

Leverage

         Financing for our future investments may be provided by borrowings under our bank line of credit, private or public offerings of debt, the assumption of secured indebtedness, obtaining mortgage financing on a portion of our owned portfolio or through joint ventures. Accordingly, we could become more highly leveraged. The degree of leverage could have important consequences to stockholders, including affecting our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, development or other general corporate purposes and making us more vulnerable to a downturn in business or the economy generally.

External Sources of Capital

         In order to qualify as a REIT under the Internal Revenue Code, we are required each year to distribute to our stockholders at least 90% of our REIT taxable income. Because of this distribution requirement, we may not be able to fund all future capital needs, including capital needs in connection with acquisitions, from cash retained from operations. As a result, we rely on other sources of capital, which we may not be able to obtain on favorable terms or at all. Our access to capital depends upon a number of factors, including general market conditions and the market's perception of our growth potential and our current and potential future earnings and cash distributions and the market price of the shares of our capital stock. Additional debt financing may substantially increase our leverage.

Investment Level

         Difficult capital market conditions in our industry during the past several years have limited our access to capital. As a result, the level of our new investments decreased. If the level of our new investments does not increase or if mortgage repayments or sales of our facilities exceed our new investments, our revenues may decrease.


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Arthur Andersen Consent

         Arthur Andersen LLP, which audited our financial statements, was found guilty of obstruction of justice arising from the government's investigation of Enron Corp. The inability of Arthur Andersen in the future to provide its consent to use our audited financial statements could impact our ability to, among other things, fulfill the SEC's periodic reporting requirements or access the public capital markets. In addition, in the event the SEC ceases to accept the financial statements audited by Arthur Andersen, it is possible that our available audited financial statements may not satisfy SEC requirements. Any delay or inability to, among other things, fulfill the SEC's periodic reporting requirements or access the public markets could have an adverse impact on our business. Also, investors' ability to seek potential recoveries from Arthur Andersen related to any claims such investors may assert as a result of the work performed by Arthur Andersen may be significantly limited.

Change of Control Provisions

         Our charter and bylaws contain provisions that may delay, defer or prevent a change in control or other transactions that could provide the holders of our common stock with the opportunity to realize a premium over the then-prevailing market price for our common stock.

         In order to protect us against the risk of losing our REIT status for federal income tax purposes, our charter prohibits the ownership by any single person of more than 9.9% of the issued and outstanding shares of our voting stock. We will redeem shares acquired or held in excess of the ownership limit. In addition, any acquisition of our common stock or preferred stock that would result in our disqualification as a REIT is null and void. The ownership limit may have the effect of delaying, deferring or preventing a change in control and, therefore, could adversely affect our stockholders' ability to realize a premium over the then-prevailing market price for the shares of our common stock in connection with such transaction. The Board of Directors has increased the ownership limit applicable to our voting stock to 20% with respect to Cohen & Steers Capital Management, Inc. As of March 31, 2002, Cohen & Steers Capital Management, Inc. held 13.1% of our common stock.

         Our charter authorizes us to issue additional shares of common stock and one or more series of preferred stock and to establish the preferences, rights and other terms of any series of preferred stock that we issue. Although our Board of Directors has no intention to do so at the present time, it could establish a series of preferred stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

         Our charter also contains other provisions that may delay, defer or prevent a transaction, including a change in control, that might involve payment of a premium price for our common stock or otherwise be in the best interests of our stockholders. Those provisions include the following:

     . a proposed consolidation, merger, share exchange or transfer must be approved by two-thirds of the votes entitled to be cast on the matter; and


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     .    the requirement that any business combination be approved by 90% of the outstanding shares unless the transaction receives a unanimous vote or a consent of the Board of Directors or is a combination solely with the wholly-owned subsidiary.

These provisions may impede various actions by stockholders without approval of our Board of Directors, which in turn may delay, defer or prevent a transaction involving a change of control.

Stock Price

         As with other publicly-traded equity securities, the market price of our common stock will depend upon various market conditions, which may change from time to time. Among the market conditions that may affect the market price of our stock are the following:

     .    the extent of investor interest;

     . the general reputation of REITs and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies);

     .    our financial performance and that of our operators;

     .    the contents of analyst reports about us and the REIT industry; and

     . general stock and bond market conditions, including changes in interest rates on fixed income securities, which may lead prospective purchasers of our common stock to demand a higher annual yield from future distributions. Such an increase in the required yield from distributions may adversely affect the market price of our common stock.

Other factors such as governmental regulatory action and changes in tax laws could also have a significant impact on the future market price of our common stock.

         The market value of the equity securities of a REIT is generally based upon the market's perception of the REIT's growth potential and its current and potential future earnings and cash distributions. For that reason, shares of our common stock may trade at prices that are higher or lower than the net asset value per share. Our failure to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of our common stock. Another factor that may influence the price of our common stock will be the distribution yield on our common stock (as a percentage of the price of our common stock) relative to market interest rates. An increase in market interest rates might lead prospective purchasers of our common stock to expect a higher distribution yield, which would adversely affect the market price of our common stock.

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REIT Status

     We intend to operate in a manner to qualify as a REIT under the Internal Revenue Code. We believe that we have been organized and have operated in a manner, which would allow us to qualify as a REIT under the Internal Revenue Code. However, it is possible that we have been organized or have operated in a manner that would not allow us to qualify as a REIT, or that our future operations could cause us to fail to qualify. Qualification as a REIT requires us to satisfy numerous requirements established under highly technical and complex Internal Revenue Code provisions. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must pay dividends to stockholders aggregating at least 90% of our annual REIT taxable income. Legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. However, we are not aware of any pending tax legislation that would adversely affect our ability to operate as a REIT.

     If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates. Unless we are entitled to relief under statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year during which we lost qualification. If we lose our REIT status, our net earnings available for investment or distribution to stockholders would be significantly reduced for each of the years involved. In addition, we would no longer be required to make distributions to stockholders.

Key Personnel

     We depend on the efforts of our executive officers, particularly Mr. R. Bruce Andrews, Mr. T. Andrew Stokes and Mr. Mark L. Desmond. While we believe that we could find suitable replacements for these key personnel, the loss of their services or the limitation of their availability could have an adverse impact on our operations. Although we have entered into employment agreements with these executive officers, these employment agreements may not assure their continued service.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  EXHIBITS

Exhibit No.    Description
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1.1            Terms Agreement, dated June 27, 2002, between J.P. Morgan
               Securities Inc., Banc of America Securities LLC, Credit Suisse
               First Boston Corporation and the Registrant.

1.2 Letter Agreement, dated June 27, 2002, between J.P. Morgan Securities Inc. and the Registrant.


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1.3       Letter Agreement, dated June 27, 2002, between Banc of America
          Securities LLC and the Registrant.

1.4 Letter Agreement, dated June 27, 2002, between Credit Suisse First Boston Corporation and the Registrant.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         NATIONWIDE HEALTH PROPERTIES, INC.

Date:  July 3, 2002                      By:   /s/ Mark L. Desmond
                                            -------------------------------
                                            Name:  Mark L. Desmond
                                            Title: Senior Vice President and
                                                   Chief Financial Officer



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